Exhibit 99.2

CERTIFICATION PURSUANT TO
SECTION 1350 TO CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Varian, Inc. for the period ended September 27, 2002, filed with the Securities and Exchange Commission on the date of this certification (the “Report”), the undersigned hereby certifies, pursuant to Section 1350 to Chapter 63 of Title 18 of the United States Code, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Varian, Inc.

Dated: December 5, 2002

/s/ G. Edward McClammy
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer Varian, Inc.